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                                                                    Exhibit 23.3





                                November 6, 1997



Accent Software International Ltd.
28 Pierre Koenig Street
Jerusalem 91530, Israel



Ladies and Gentlemen:

     We consent to the use by Accent Software International Ltd. (the "Company") in the Company's Form S-3 Registration Statement to be filed on or about November 6, 1997, of our name and the statement with respect to our firm under the heading of "Legal Matters" in the Registration Statement.

                             Sincerely yours,

                             ROTHGERBER, APPEL, POWERS & JOHNSON LLP
                             /s/ ROTHGERBER, APPEL, POWERS & JOHNSON LLP